Exhibit 3.1

BYLAWS

THE ROWE COMPANIES

(A NEVADA CORPORATION)

ARTICLE I

STOCKHOLDERS

Section 1. The stockholders of this corporation shall be those who appear on the books of the corporation as holder of one or more shares of any class of stock of the corporation.

Section 2. The annual meeting of the stockholders shall be held annually during the month of April of each year at such place and at such hour as may be provided by the Board of Directors or in the stated notice of the meeting.

At such annual meetings there shall be an election of the Board of Directors for the ensuing year and the transaction of any business which may properly come before the meeting.

If in any year the annual meeting shall not be held during the month of April, a meeting shall be held as soon as practicable thereafter and upon the same notice as required for an annual meeting, at which time the Board of Directors shall be elected and such other business may be transacted as might have been transacted at the annual meeting.

Notice of meetings of stockholders shall be given to the extent and in the manner required by the Nevada General Corporation Law, Title 7, Chapter 78, of the Nevada Revised Statutes, or as it may be amended from time to time hereafter (said provisions being hereinafter sometimes called “Act”), and notice of either stockholders’ meetings or directors’ meetings may be waived to the extent and in the manner provided in said Act.

Section 3. A special meeting of the stockholders may be called by the Chairman of the Board of Directors, the President, the Board of Directors, the holders of not less than one-tenth (1/10) of all the shares entitled to vote at the meeting, or such other officers or persons as may be authorized in the Articles of Incorporation.

Section 4. Any action required under the law of Nevada to be taken at a meeting of the stockholders of the corporation, or any action which may be taken at a meeting of the stockholders, may be taken at a meeting of the stockholders, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof.

Such consent shall have the same force and effect as a unanimous vote of stockholders and may be stated as such in any article or document filed with the State Corporation Commission or others.

Section 5. A meeting of the Board of Directors shall be held immediately after each annual meeting of the stockholders without other notice than is given by these Bylaws, at which meeting there shall be elected the executive management of the corporation, to be known as the Elected Officers, consisting of a Chairman of the Board (who, unless the Board otherwise elects, shall be the Chief Executive Officer), a President, a Treasurer (who, unless the Board otherwise elects, shall be the Chief Financial Officer), and a Secretary. The President shall be elected from among the Board of Directors.

The Board may also annually, or from time to time as may be deemed desirable, elect one or more Executive Vice Presidents, Senior Vice Presidents, and/or Vice Presidents. The Executive Vice Presidents, if any, Senior Vice Presidents, if any, and the Vice Presidents, if any, shall be Elected Officers.

The Board may from time to time as may be deemed necessary, fill any vacancy among the Elected Officers.

The Elected Officers shall hold such offices until the first meeting of the Board following the next annual meeting of the stockholders and until their successors are elected and qualify, unless sooner removed by the Board of Directors, with our without cause.

The same person may hold one or more offices, except that the same person may not serve as both President and Secretary.

The Board’s authority to appoint and remove subordinate officers, to be known as the Appointed Officers, and to decide compensation and benefit plan participation issues relating to Appointed Officers is hereby delegated to the Chairman of the Board.

Section 6. Unless otherwise provided in the Articles of Incorporation, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the stockholders. If a quorum is present, the affirmative vote of a majority of shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required under the applicable law of Nevada or the Articles of Incorporation, and except that in elections of directors those receiving the greatest number of votes shall be deemed elected, even though not receiving a majority. Less than a quorum may adjourn.

Section 7. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of the stockholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation as permitted by the Act, and except as the Articles of Incorporation may confer on the holders of shares of any particular class or series the right to more than one vote per share, either generally or on particular matters. Where the Articles of Incorporation confer the right to more or less than one vote per share, any requirement in the Act for the affirmative vote of a specified proportion of the shares shall be deemed to refer to a like proportion of the votes eligible to be cast.

A stockholder may vote either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney in fact and shall have one vote for each share of stock which he is entitled to vote at such meeting. At each election for directors, every stockholder entitled to vote at such election shall have the right to vote in person or by proxy the number of shares owned by him for as many persons as there are directors to be elected at that time and for whose election he has a right to vote.

Shares of stock of other corporations owned by this corporation may be voted in person by the President or a Vice President or by proxy executed by the President or a Vice President; provided, however, the Board of Directors may by resolution revoke such authority from time to time and thereby designate some other agent, attorney in fact, or proxy to vote such shares.

Section 8. All meetings of the stockholders shall be presided over by the Chairman of the Board of Directors, if such office is filled, or, in the absence or inability to act of a Chairman of the Board of Directors, by the President, or, if neither the Chairman of the Board nor the President is present and able to serve, by any officer, director, or other person designated by the Chairman of the Board of Directors, if such office is filled, or, if not, by the President. If no individual is designated, then the Board of Directors shall designate a Chairman to preside over such meetings. Such meetings shall be attended by the Secretary of the corporation, who shall act as Secretary of all such meetings, if present. If the Secretary is absent at any meeting, the Chairman shall appoint a Secretary of the meeting. The proceedings of all such meetings shall be verified by the signature of the Secretary of the meeting approved by the Chairman.

Section 9. At all elections of directors, and in any other case in which inspectors may act, two inspectors of election shall be appointed by the Chairman of the meeting, except as otherwise provided by law. The inspectors of election shall take and subscribe an oath faithfully to execute the duties of inspectors at such meeting with strict impartiality, and, according to the best of their ability, shall take charge of the polls and accept the ballots, proxies, and other related documents, if any, and when the voting is completed, count and ascertain the number of shares voted and shall make a certificate of the result thereof. No director or candidate for the office of director shall be appointed as such inspector. If any inspector appointed be absent or refuse to act or if his office shall become vacant, the Chairman of the meeting may choose temporary inspectors of the number required.

ARTICLE II

DIRECTORS

Section 1. The business and affairs of the corporation shall be managed by a Board of Directors subject to any requirement of stockholder action made by the Act or the Articles of Incorporation.

Section 2. The number of directors shall be such as from time to time shall be fixed by the Board of Directors, provided that the number of directors shall not be fewer than the minimum number required under the Act or under the Articles of Incorporation. Each director shall hold office until the next election of the class for which such directors shall have been chosen, and until his successor shall be duly elected and qualified, or until his death, resignation or removal. Subject to any limitation imposed by law, directors may be removed only for cause and only by the Board of Directors or by the affirmative vote of the holders of seventy-five percent (75%) or more of the outstanding shares of capital stock entitled to vote for the election of directors. In any event, the stockholders shall annually elect at least one-fourth (1/4) in number of the Board of Directors. No director need be a stockholder of the corporation.

Section 3. Any vacancy occurring in the Board of Directors, including a vacancy resulting from an increase by not more than two in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, through less than a quorum of the Board of Directors.

Section 4. A majority of the number of directors fixed by the Bylaws shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting, at which a quorum is present, shall be the act of the Board of Directors.

Section 5. A meeting of the Board of Directors shall be held immediately after each annual meeting of the stockholders without other notice than is given by these Bylaws, at which meeting there shall be elected at least a Chairman of the Board, a President, a Treasurer, and a Secretary, who shall hold such offices until the first meeting of the Board following the next annual meeting of the stockholders and until their successors are elected and qualify, unless sooner removed by the Board of Directors.

The Board may also annually, or from time to time as may be deemed desirable, elect an Executive Vice President or one or more Vice Presidents and any other officers, agent, or factors, or fill any vacancy as it may deem necessary, who shall hold office until others are elected and qualify in their stead, subject to removal by the board at any time, with or without cause.

The same person may hold one or more offices, except that the same person may not serve as both President and Secretary.

Section 6. Meetings of the Board of Directors, regular or special, may be held at such times and places as it may designate.

A special meeting may be called at any time by the President or by any three elected directors.

Regular meetings of the Board of Directors may be held with or without notice. Notice of special meetings of the Board of Directors shall be given to each director at least (3) days prior to the date of the meeting; however, whenever all directors entitled to vote at any meeting consent, either by (i) a writing on the record of the meeting or filed with the Secretary, (ii) presence at such meeting and oral consent entered on the minutes, or (iii) taking part in the deliberations at such meeting without objection, the doings of such meeting shall be valid as if done at a meeting regularly called and noticed. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 7. The Board of Directors, by resolution adopted by a majority of the number of the directors fixed by these Bylaws, may designate two or more directors to constitute an executive committee, which committee shall have and may exercise all authority for determination of compensation of officers, and such other authority as shall be delegated to it by the Board of Directors, except to approve an amendment of the Articles of Incorporation, a plan of merger or consolidation, a plan of exchange under which the corporation would be acquired, the sale, lease or exchange, or the mortgage or pledge for a consideration other than money, of all, or substantially all, the property and assets of the corporation otherwise than in the usual and regular course of its business, the voluntary dissolution of the corporation, or revocation or voluntary dissolution proceedings.

Other Committees with limited authority may be designated by resolution adopted by a majority of the directors present at a meeting at which a quorum is present.

Section 8. The Board of Directors may appoint a Transfer Agent or a Transfer Agent and Registrar of Transfer and may require all certificates for each applicable class of stock to be authenticated by the Transfer Agent or by the Transfer Agent and Registrar, as the case may be, or as the Board may otherwise direct.

Section 9. At a meeting at any time called expressly for that purpose, any director may be removed, with or without cause, by vote or written consent of stockholders representing not less than two-thirds of the issued and outstanding capital stock entitled to vote at an election of directors of the class or classes by which any such director was elected.

ARTICLE III

OFFICERS —DUTIES AND POWERS

Section 1. The President shall preside at all meetings of the Board of Directors, unless there shall be a Chairman of the Board and such individual shall be present, in which event the Chairman shall preside. In the absence of the Chairman of the Board of Directors, if any, and the President, the most senior Executive Vice President shall preside. In the absence of the Chairman of the Board of Directors, if any, the President, and an Executive Vice President, if any, a chairman of the meeting shall be elected by the Directors present at the meeting.

The President shall ex officio be a member of all committees, shall sign conveyances of real estate and other instruments in writing by law requiring the President’s signature, and perform such other duties as may be required of him from time to time by the directors, and shall have the authority, powers, and duties that are usually given such officer.

Section 2. In the absence of the President or of his inability to act, his duties shall be performed and his powers executed by the most senior Executive Vice President able to so act, if any. In the absence or inability to act of both the President and any Executive Vice President, if any, then the duties of the President shall be performed and the powers of the President shall be executed by the most senior Senior Vice President, and then the most senior Vice President, able to so act, if any. In the absence or inability to act of the President and all Executive Vice Presidents, Senior Vice President and Vice Presidents, the Board of Directors shall designate an Elected Officer to perform the duties of and execute the powers of the President. Each Executive Vice President and Senior Vice President, if any, shall have such powers and discharge such duties as may be assigned from time to time by the Board of Directors.

Section 3. The Secretary or Secretary-Treasurer shall attend all meetings of the stockholders and directors and executive committee of the corporation and keep a full and accurate account of their proceedings in a book to be kept for that purpose. He shall, unless and until the Board of Directors appoints another person or corporation as the Transfer Agent as hereinabove provided, act as the Transfer Agent of the corporation and maintain the stock books and addresses of the stockholders of the corporation. He shall be the custodian of the corporate seal of the corporation and shall affix and attest the seal, as authorized by the Board of Directors or the Bylaws of this corporation, to all corporate instruments requiring the seal. He shall also keep such other books, deeds, contracts, and other valuable papers belonging to the corporation, and perform such other duties as may be required of him by the President, the Board of Directors, or the executive committee.

Section 4. The Treasurer or Secretary-Treasurer shall have the custody of all monies and securities of the corporation and shall deposit the same in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall keep a full and accurate account of the receipts and disbursements of the corporation in books belonging to the corporation, and shall disburse the funds of the corporation by check or other warrant to be signed as prescribed by resolution of the Board of Directors. All books and papers in his care shall be always open to the inspection of the President or any director, as well as of any person whom the President or Board of Directors may appoint to examine such books and papers. He shall render such reports to the President or Board of Directors as may be required of him and shall perform such other duties as may be incident to his office or as may be required of him by the Board of Directors.

He may be required by the directors at any time to give bond as the directors may designate.

Section 5. Each Appointed Officer shall, unless otherwise restricted by the Board of Directors, have and exercise all of the duties and functions assigned to him by the Chairman of the Board, or his designee.

Section 6. In the event of the absence of any officer of the corporation or his disqualification or inability to act where provision therefore is not expressly made by these Bylaws, the President may by written order, or the Board of Directors may by resolution, delegate the powers of such officer to any other officer or employee of the corporation.

Section 7. Any officer or agent may be removed, with or without cause, at any time whenever the Board of Directors in its absolute discretion shall consider that the best interests of the corporation would be served thereby. Any officer or agent appointed otherwise than by the Board of Directors may be removed, with or without cause, at any time either by the Board of Directors or by any officer having authority to appoint whenever the Board of Directors or such appointing officer in it or his absolute discretion shall consider that the best interest of the corporation will be served thereby.

ARTICLE IV

SEAL

Section 1. The seal of this corporation shall be as the impression made below:

ARTICLE V

CHECKS, DRAFTS, NOTES, ETC.

Section 1. All checks, drafts, notes and orders for the payment of money issued by the corporation shall be signed by such person or persons as the Board of Directors may from time to time designate, and any endorsement of such paper in the ordinary course of business shall be similarly made.

ARTICLE VI

NOTICE

Section 1. Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mail, postage paid, by sending such notice by prepaid telegram or mailgram or by sending such notice by facsimile machine or other electronic transmission. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the corporation. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mail, by telegram or mailgram or by facsimile machine or other electronic transmission, shall be the time of the giving of the notice.

ARTICLE VII

STOCKS, NOTES, BONDS, AND DEBENTURES

Section 1. The shares of the corporation shall be evidenced by certificates of each class of stock issued in numerical order, signed by the President or a Vice-President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, or any other officer authorized by these Bylaws or a resolution of the Board of Directors, and may (but need not) be sealed with the seal of the corporation or a facsimile thereof. The signature of the officers upon a certificate may be facsimiles if the certificate is countersigned by a Transfer Agent or registered by a Registrar other than the corporation itself or an employee of the corporation.

Section 2. On any bond, note or debenture issued by the corporation which is countersigned or otherwise authenticated by the signature of a trustee, the signatures of the officers of the corporation and its seal may be facsimiles.

Section 3. In case any officer who has signed or whose facsimile signature has been placed upon a stock certificate or a bond, note, or debenture shall have ceased to be such officer before such certificate or other such document is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

Section 4. Transfer of stock shall be made only upon the books of the corporation (whether maintained by the corporation or by a Transfer Agent, in the event one is appointed) and only by the person named in the certificate or by attorney lawfully constituted in writing and, subject to the provisions of Section 6 hereof, only upon surrender of the certificate therefor. The Board of Directors may by resolution make reasonable regulations for the transfer of stock.

Section 5. Registered stockholders only shall be entitled to be treated by the corporation as the holders in fact of the stock standing in their respective names, and the corporation shall not be bound to recognize any equitable or other claim to or interest in any shares on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Nevada.

Section 6. In case of loss or destruction of any certificate of stock, another may be issued in its place upon proof of such loss or destruction, and upon the giving of a satisfactory bond of indemnity to the corporation in such sum as the directors may provide.

ARTICLE VIII

BOOKS AND RECORDS

Section 1. The corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its stockholders and Board of Directors; and shall keep at its principal office in Nevada, a certified copy of its Articles of Incorporation and all amendments thereto, a certified copy of its Bylaws and all amendments thereto, and a stock ledger or duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence. If known, and the number of shares held by them. If the stock ledger is maintained by a Transfer Agent or Registrar, the corporation may, in lieu of the requirement above, keep and maintain a statement setting out the name of the Transfer Agent or Registrar, and the present and complete address at which the stock ledger is kept.

Section 2. Any person who shall have been a stockholder of record for at least six months immediately preceding his demand or who shall be the holder of record of at lease five percent (5%) of all the outstanding shares of the corporation, or any person authorized in writing by the holders of at lease five percent (5%) of all outstanding shares, upon at lease five (5) days written demand slating the purpose thereof, shall have-the right to examine, in person, or by agent or attorney, at any reasonable time or times, for any proper purpose, its books and records of account, minutes, and record of stockholders and may make copies or extracts therefrom.

Section 3. Upon the written request of any stockholder of the corporation, the corporation shall provide to each such stockholder its most recently published financial statements showing in reasonable detail the assets and liabilities and the results of its operations.

ARTICLE IX

AMENDMENT OF BYLAWS

Section 1. These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors; Bylaws made or adopted by the Board of Directors may be repealed or changed and new Bylaws made by the affirmative vote of the holders of seventy-five percent (75%) or more of the outstanding shares of capital stock entitled to vote for the election of directors or by a majority of the existing Board of Directors.

ARTICLE X

Section 1. Each director and each officer of this corporation (and his heirs, executors, and administrators) who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except an action by or in the right of the corporation, by reason of the fact that such person is a director or officer of the corporation, shall be indemnified by this corporation against all expenses and costs, including attorney’s fees, judgments, fines, and amount paid in settlement, actually and reasonably incurred by such person in connection with such action, suit, or proceeding if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful.

Section 2. Each director and each officer of this corporation (and his heirs, executors, and administrators) who was or is a party, or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation by reasons of the fact that such person is or was a director or officer of such corporation, shall be indemnified by this corporation for all costs and expenses, including reasonable attorney’s fees, actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, but no indemnification shall be made in respect of any claim, issue, or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 3. Any indemnification authorized by Section I or Section 2 above shall be made in a particular case only upon a determination that indemnification of the officer or director is proper because such person met the applicable standard of conduct set forth above. Such determination shall be made by the Board of Directors, by a majority vote of a quorum of disinterested directors, or if such a quorum of disinterested directors cannot be obtained or is obtained and so orders, by independent legal counsel in a written opinion.

Section 4. The rights to indemnification hereby provided shall be in addition to any other rights to which any director or officer or other person may be entitled.

THE ROWE COMPANIES

BYLAWS

AMENDED MARCH 30, 1999

AND

AMENDED MARCH 28, 2000

AND

AMENDED AUGUST 3, 2000

AND

AMENDED MARCH 27, 2003 (Effective 4-2-03)

AND

AMENDED FEBRUARY 27, 2006